UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On December 28, 2004, Deluxe Corporation, a Minnesota corporation (the “Company”) issued a press release announcing that it has extended its offer (the “Exchange Offer”) to exchange up to $325 million aggregate principal amount of its 3 1/2% Senior Notes due 2007, Series B, and up to $275 million aggregate principal of its 5 1/8% Senior Notes due 2014, Series B, that have been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding 3 1/2% Senior Notes due 2007 and 5 1/8% Senior Notes due 2014, respectively, which have not been registered under the Securities Act of 1933 (collectively, the “Old Notes”). The Exchange Offer, which was originally scheduled to expire at 5:00 p.m. New York City time on December 27, 2004, will now expire at 5:00 p.m. New York City time on January 7, 2005, unless further extended. This report shall not constitute an offer to exchange, or a solicitation of an offer to exchange, with respect to the Old Notes. The press release, attached as Exhibit 99.1, is filed and incorporated in this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description	Method of Filing
99.1	Press Release dated December 28, 2004	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2004

DELUXE CORPORATION

/s/ Katherine L. Miller
Katherine L. Miller
Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Page Number
99.1	Press Release dated December 28, 2004